Conditional Redemption of

CorTS Trust for Fleet Capital Trust II, 8.0% Corporate-Backed Trust Securities

(CUSIP: 22080V207)

NEWS RELEASE – IMMEDIATE – February 10, 2006:

On March 3, 2006, the Certificates issued by CorTS Trust for Fleet Capital Trust II (the “ Trust”) will be redeemed. This redemption is a result of the exercise of the Call Warrants to purchase the assets of the Trust by the Call Warrant Holder and is conditional on receipt of the Warrant Exercise Purchase Price by the Trustee by 11:00 a.m. (New York City time) on March 3, 2006. If the Trustee receives the Warrant Exercise Purchase Price, the Certificates will be redeemed in full on March 3, 2006 (the “Redemption Date”) at a price of $25.252525 plus $0.433333 accrued interest to the Redemption Date per Certificate.

This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust. For more information about these redemptions, please contact Janet O’Hara of U.S. Bank Trust National Association at 212-361-2527.